Exhibit 10.31

Notice of Grant of Stock Options and Option Agreement	SILICON VALLEY BANCSHARES ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Option Number: Plan: 1997 Equity Incentive Plan ID:

Effective ___________, you have been granted an Incentive Stock Option to buy ___________ shares of SILICON VALLEY BANCSHARES (the Company) stock at $ ___________ per share.

The total option price of the shares granted is $ ___________.

Shares in each period will become fully vested on the date shown:

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Silicon Valley Bancshares	Date

Employee Name	Date

INCENTIVE STOCK OPTION

                Silicon Valley Bancshares (the “Company”), pursuant to its 1997 Equity Incentive Plan (the “Plan”), has granted to Optionee an option to purchase shares of the common stock of the Company (“Common Stock”).  This option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

                The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s employees (including officers), directors or consultants.  Defined terms not explicitly defined in this agreement shall have the same definitions as in the Plan or in the Notice of Grant of Stock Options and Grant Agreement (“Notice of Grant”), to which this agreement is attached.

                The details of your option are as follows:

1.             Total Number Of Shares Subject To This Option.  The total number of shares of Common Stock subject to this option is set forth in the Notice of Grant.

2.             Vesting.  Subject to the limitations contained herein, the shares will vest (become exercisable) as set forth in the Notice of Grant until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

3.             Option Price And Method Of Payment.

(a)           Option Price.  The Option Price per Share of this option is the price set forth in the Notice of Grant, such price being not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant of this option.

(b)           Method of Payment.  Payment of the Option Price per Share is due in full upon exercise of all or any part of each installment which has accrued to you.  You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the Option Price under one of the following alternatives:

(i)            Payment of the Option Price per Share in cash (including check) at the time of exercise;

(ii)           Provided that at the time of exercise the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

(iii)         Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) and (ii) above.

4.             Whole Shares.  This option may only be exercised for whole shares.

5.             Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

6.             Term.  The term of this option commences on the Date of Grant and expires on the Expiration Date, unless this option expires sooner as set forth below or in the Plan.  In no event may this option be exercised on or after the Expiration Date.  This option shall terminate prior to the Expiration Date as follows:  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

(a)           Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability.  This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.  You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a “nonstatutory stock option” instead of an “incentive stock option.”

(b)           Your termination of Continuous Status as an Employee, Director or Consultant is due to your death.  This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

(c)           Your termination of continuous status as an employee or consultant is due to Cause (as defined in the Plan).  This option will then expire on the date of such termination.

(d)           If during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

(e)           If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

                However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

                In order to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option’s exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability.  The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

7.             Exercise.

(a)           This option may be exercised, to the extent specified above, by delivering a Notice of Exercise (in the form attached or otherwise designated by the Company) together with the Option Price, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 12(e) of the Plan.

(b)           By exercising this option you agree that:

(i)            as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

(ii)           you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

8.             Transferability.  This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

9.             Option Not a Service Contract.  This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.  In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

10.          Notices.  Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

11.          Governing Plan Document.  This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

12.          Shareholder Approval.  This option is subject to shareholder approval of the Plan within twelve (12) months of the Plan adoption date.  If shareholder approval is not obtained within such twelve (12)-month period, this option shall immediately terminate in its entirety.

Notice of Exercise

Silicon Valley Bancshares
Attn:  Investor Relations HG100
3003 Tasman Drive
Santa Clara, CA  95054

I, ___________ , elect to exercise the following Silicon Valley Bancshares stock option(s):

Grant	Grant	Type of	Number of Shares	Exercise Price	Aggregate
Number:	Date:	Option:	to be Exercised:	Per Share:	Exercise Price:

		ISO or NQ		$	$
ISO or NQ
ISO or NQ
$

TYPE OF EXERCISE:

☐ CASH(1)	☐ CASHLESS (Sale of underlying shares of option to pay exercise price)	☐ STOCK(1)(2) (Use already-held shares to pay exercise price)
	☐ Sell shares ☐ Sell all shares listed above	Attach Share Attestation Form

BROKER INFORMATION (if applicable):

Firm:	DTC #	Account #
Contact Person:	Phone:	Fax:

☐                  I authorize my broker to pay Silicon Valley Bancshares the aggregate exercise price.  For non-qualified (NQ) shares, I also authorize my broker to pay Silicon Valley Bank for the applicable taxes owed.

DELIVERY INSTRUCTIONS:

            ☐  Mail certificate to my home address.                                              ☐  Deliver electronically to my Broker.

I will (i)  provide any additional documents you require pursuant to the terms of the option agreement, (ii)  pay any withholding taxes resulting from exercise of a NQ stock option, and (iii)  notify you in writing within 15 days after any disposition of shares issued under an incentive stock option (ISO) that occurs within 2 years after the grant date or 1 year after  the exercise date.

Very truly yours,

SS#:
Signed
Telephone:
Address

Date:

(1)          The Effective Date of cash and stock exercises is the day cash, stock, or Share Attestation Form is received by Investor Relations, unless otherwise notified by Investor Relations as a result of insider trading restrictions.  If delivery is made by US Mail (or overnight courier) the Effective Date is the postmark date (or pick-up date).  The value of shares remitted for stock transactions is based on the closing stock price on the Effective Date.

(2)          Attested shares must meet certain requirements.

Share Attestation Form

Silicon Valley Bancshares
Attn:  Investor Relations, HG100
3003 Tasman Drive
Santa Clara, CA  95054

I will use shares of Silicon Valley Bancshares (the “Company”) common stock I already own to pay the exercise price on the stock options identified on the attached Notice of Exercise.  I will not deliver the shares.  The Company will subtract the number of shares required to pay the exercise price from the underlying shares I am entitled to receive from the stock option and send me the balance.

1.  I certify that I own ___________ shares of Silicon Valley Bancshares common stock (the “Attested Shares” ) which I tender to pay part or all of the stock option exercise price.  I hold the Attested Shares (check one):

                                                ☐      individually.  A photocopy of the stock certificate(s) is attached.

                                                ☐      jointly as ________________ ..  A photocopy of the stock certificate(s) is attached.

                                                ☐      in a brokerage account in the name(s) of ________________ .  A photocopy of a brokerage statement from the preceding two months showing the Company stock is attached. (Note:  Irrelevant information related to other investments may be blocked out.)

2.  I certify that (check all that apply):

                                                ☐      the Attested Shares are NOT held by a trustee or custodian in an IRA account or any tax deferral plan.

                                                ☐      I have owned the Attested Shares for AT LEAST SIX MONTHS and did not acquire them in a stock-for-stock transaction during that six months.

                                                ☐      the Attested Shares were originally acquired through an incentive stock option (ISO) exercise and

                                                          ☐      I have owned ___________ shares for AT LEAST ONE YEAR ; or

                                                          ☐      I have owned ___________ shares for LESS THAN ONE YEAR (Note:  Attesting  ISO shares held less than one year triggers a disqualifying disposition of the Attested Shares.)

                                                ☐  the Attested Shares were purchased through the Silicon Valley Bancshares Employee Stock Purchase Plan (ESPP) and :

                                                          ☐      I have owned ___________ shares for AT LEAST EIGHTEEN MONTHS

                                                          ☐      I have owned ___________ shares for LESS THAN EIGHTEEN MONTHS (Note:  Attesting ESPP shares held  less than eighteen months triggers a disqualifying disposition of the Attested Shares.)

3.  Apply toward the option price:

                                                ☐    the maximum number of whole shares necessary  to pay the aggregate exercise price of my option.  I agree to settle any fractional share balance with the Company within 2 days of the Effective Date via check.

                                                ☐    the total number of whole shares represented by this attestation to pay for only part of the exercise price.  I agree to settle the remaining balance of the aggregate exercise price by check within 1 day of the Effective Date.

Although I will not be required to make actual delivery of the Attested Shares and I will retain full ownership of the Attested Shares,  I represent that I (with the consent of the joint owner, if any) have the full power to deliver the Attested Shares to the Company for their benefit.

By signing, any joint owner consents to the exercise of the stock option(s) using Attested Shares and agrees with any representations made above pursuant to the Attested Shares.

Signature of Optionee	Signature of any Joint Owner

Print Name	Print Name

Effective Date